Exhibit 99.1

M/I Homes Reports
Fourth Quarter and Year-End Results

Columbus, Ohio (February 3, 2010) - M/I Homes, Inc. (NYSE:MHO) announced results for its fourth quarter and year ended December 31, 2009.

2009 Fourth Quarter Highlights:
•	Pre-tax income from operations of $3 million
•	Net income of $7 million
•	New contracts increased 32%
•	Backlog units up 15%, with average sales price up 10%
•	Cash balance of $132 million
•	Net debt to capital ratio of 18%
•	Zero homebuilding bank borrowings and no debt maturing until 2012

For the 2009 fourth quarter, the Company reported net income of $7 million, or $0.38 per share.  The current quarter income consists of $3 million of pre-tax income from operations, a $31 million tax benefit related to the 5-year carryback tax law, offset, in part, by $23 million of asset impairments and $4 million of other non-operating charges primarily related to imported drywall.  In 2008’s fourth quarter, the Company reported a net loss of $75 million, or $5.38 per share, including $53 million of similar asset impairments as well as $5 million of other charges.

The Company reported a net loss of $62 million for the year ended December 31, 2009, or $3.71 per share, compared to a net loss of $250 million, or $17.86 per share for 2008.  The current year loss consists of (i) a $19 million pre-tax loss from operations; (ii) $57 million of asset impairments and abandonments; and (iii) other non-operating charges totaling $17 million primarily related to imported drywall, offset, in part, by the $31 million tax benefit mentioned above.  For the year ended December 31, 2008, the Company recorded $159 million of pre-tax charges for inventory impairments and abandonments and a $109 million after-tax non-cash valuation allowance against its deferred tax assets.

New contracts of 2,493 for the twelve months ended December 31, 2009 were up 33% from 2008’s 1,879.  New contracts for 2009’s fourth quarter were 448 compared to 339 in 2008.  The Company’s cancellation rate was 23% in the fourth quarter of 2009, compared to 31% in 2008’s fourth quarter.  Homes delivered for the twelve months ended December 31, 2009 increased 17% to 2,409 compared to 2008’s deliveries of 2,061.  Homes delivered in 2009’s fourth quarter were 858, increasing 55% from 2008’s fourth quarter 554.  The sales value of homes in backlog at December 31, 2009 was $177 million, with backlog units of 650 and an average sales price of $272,000.  The backlog of homes at December 31, 2008 had a sales value of $139 million, with backlog units of 566 and an average sales price of $247,000.  M/I Homes had 101 active communities at December 31, 2009 compared to 128 at December 31, 2008.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “We are pleased with what we accomplished in 2009.  In the face of uncertain and challenging market conditions, we made meaningful progress on many fronts.  We materially reduced our operating loss in each quarter of 2009, and recorded pre-tax income from operations, net income and positive EBITDA in the fourth quarter.  Our gross margins improved throughout the year as well, going from 12.7% in the first quarter to 16.3% in the fourth quarter.  Our expenses declined year-over-year in every quarter and were 20% below 2008 levels.  We finished 2009 with strong new orders and closings, with new orders increasing 33% over 2008 despite a 20% decline in active communities.  And, we ended the year with our backlog value up over 25% from a year ago.”

Mr. Schottenstein continued, “We also made considerable progress in the execution of a number of key operating initiatives.  The development and roll-out of our new eco series homes in mid-2009 has been very well received by homebuyers and we are now offering this series in most of our markets.  Our customer service scores for 2009 improved from 2008 in all categories and we have improved our market share in every one of our nine homebuilding divisions.  We also strengthened our balance sheet and financial position.  We reduced our unsold owned lots from 8,800 to 7,200, generated cash flow from operations of $68 million and completed a $53 million equity offering, increasing our year-end cash balance to $132 million.  We ended the year with no homebuilding bank borrowings and equity of $327 million, improving our net debt to capital ratio to 18% from 36% a year-ago.”

Mr. Schottenstein, concluded, “As we begin 2010, we feel good about our position and our performance.  While economic conditions remain difficult, the general economy is, by most measures, more stable today than it was last year at this time.  Though no one knows when we will begin to see tangible signs of job growth and a stronger economy, we are confident that as conditions improve, we have the right strategy and people to return to profitability.”

The Company will broadcast its earnings conference call today at 4:00 p.m. Eastern Time.  To hear the call, log on to the M/I Homes’ website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.”  The call will continue to be available on our website through February 2011.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered over 75,000 homes.  The Company’s homes are marketed and sold under the trade names M/I Homes and Showcase Homes.  The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements involve a number of risks and uncertainties.  Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the global, U.S., local and homebuilding economic environments, interest rates, risks associated with owning and developing land, availability of resources, competition, market concentration, lack of geographic diversification, availability of financing resources, terms of our indebtedness and our ability to incur additional indebtedness, outcome of legal claims brought against us, ownership changes that could limit our ability to utilize our net operating loss carryforwards, and various governmental rules and regulations, among other matters as more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and as updated in the Company’s periodic filings on Form 10-Q.  All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time.  The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Corporate Controller, (614) 418-8225

M/I Homes, Inc. and Subsidiaries
Summary Operating Results (unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

New contracts	448	339	2,493	1,879
Backlog units			650	566
Backlog value			$177,000	$139,000

Homes delivered	858	554	2,409	2,061

Revenue	$204,916	$150,187	$569,949	$607,659
Cost of sales	196,997	186,019	550,410	685,464
Gross margin	7,919	(35,832)	19,539	(77,805)
General and administrative expense	16,339	25,500	59,170	77,458
Selling expense	13,611	12,680	43,950	54,219
Operating loss	(22,031)	(74,012)	(83,581)	(209,482)
Other expense (income)	-	-	941	(5,555)
Interest expense	2,162	2,502	8,467	11,197
Loss from continuing operations
before income taxes	(24,193)	(76,514)	(92,989)	(215,124)
(Benefit) provision for income taxes	(31,189)	(1,154)	(30,880)	30,291
Income (loss) from continuing operations,
net of income taxes	6,996	(75,360)	(62,109)	(245,415)
Loss from discontinued operations,
net of income taxes	-	-	-	(33)
Net income (loss)	6,996	(75,360)	(62,109)	(245,448)
Preferred share dividends	-	-	-	4,875
Net income (loss) to common shareholders	$6,996	$(75,360)	$(62,109)	$(250,323)
Income (loss) per share	$0.38	$(5.38)	$(3.71)	$(17.86)

Weighted average shares outstanding:
Basic	18,518	14,022	16,730	14,016
Diluted	18,712	14,022	16,730	14,016

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share amounts)

	December 31,
	2009	2008

Assets:
Total cash and cash equivalents(1)	$132,232	$39,175
Mortgage loans held for sale	34,978	37,772
Inventory:
Lots, land and land development	232,127	333,651
Land held for sale	4,300	2,804
Homes under construction	158,998	150,949
Other inventory	24,864	28,625
Total Inventory	420,289	516,029

Property and equipment - net	18,998	27,732
Investment in unconsolidated joint ventures	10,299	13,130
Income tax receivable	30,135	39,457
Other assets	16,897	19,993
Total Assets	$663,828	$693,288

Liabilities:
Debt –Homebuilding Operations:
Senior notes	$199,424	$199,168
Notes payable – other	6,160	16,300
Total Debt – Homebuilding Operations	205,584	215,468

Note payable bank – financial services operations	24,142	35,078
Total Debt	229,726	250,546

Accounts payable	38,262	27,542
Obligations for inventory not owned	616	5,549
Community development district obligations	8,204	11,035
Other liabilities	60,257	65,555
Total Liabilities	337,065	360,227

Shareholders’ Equity	326,763	333,061
Total Liabilities and Shareholders’ Equity	$663,828	$693,288

Book value per common share	$12.28	$16.62
Net debt/total capital ratio (2)	18%	36%

(1) 2009 amount includes $22.3 million of restricted cash and cash held in escrow.
(2) Net debt/total capital ratio is calculated as total debt minus total cash and cash equivalents, divided by the sum of total debt plus shareholders’ equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Revenue:
Housing revenue	$201,100	$144,275	$555,142	$553,497
Land revenue	-	2,933	749	32,899
Other	-	-	-	7,131
Total homebuilding revenue	201,100	147,208	555,891	593,527

Financial services revenue	3,816	2,979	14,058	14,132
Total revenue	$204,916	$150,187	$569,949	$607,659

Gross margin	$7,919	$(35,832)	$19,539	$(77,805)
Operating gross margin(1)	$33,356	$13,323	$87,110	$75,495
Operating gross margin %(1)	16.3%	8.9%	15.3%	12.4%

Pre-tax income (loss) from operations(1)	$2,863	$(18,185)	$(19,260)	$(54,208)

Adjusted EBITDA(1)	$8,427	$(11,219)	$(3,087)	$(19,578)

Cash provided by operating activities	$43,464	$22,702	$68,481	$148,875
Cash provided by (used in) investing activities	$44,203	$(2,642)	$(19,479)	$742
Cash (used in) provided by financing activities	$(2,737)	$8,115	$28,410	$(118,605)

Financial services pre-tax income	$1,296	$587	$6,033	$5,554

Deferred tax asset valuation allowance - net(2)	$(19,312)	$28,992	$8,220	$108,607

Land, Lot and Investment in Unconsolidated Subsidiaries
Impairment by Region

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Midwest	$8,294	$21,698	$19,786	$56,022
Florida	7,114	13,994	24,105	66,744
Mid-Atlantic	7,529	13,463	11,530	30,534
Total	$22,937	$49,155	$55,421	$153,300

Abandonments by Region:
Midwest	$22	$285	$569	$311
Florida	-	25	20	162
Mid-Atlantic	146	3,434	1,067	4,839
Total	$168	$3,744	$1,656	$5,312

(1) See non-GAAP reconciliations in Non-GAAP Financial Results / Reconciliations table below.
(2) 2009 amounts include reversal of $30.1 million of previously reserved for deferred tax assets.

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Results / Reconciliations
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Gross margin	$7,919	$(35,832)	$19,539	$(77,805)
Add: Impairments	22,937	49,155	55,421	153,300
Warranty – imported drywall	2,500	-	12,150	-
Operating gross margin	$33,356	$13,323	$87,110	$75,495

Loss from continuing operations
before income taxes	$(24,193)	$(76,514)	$(92,989)	$(215,124)
Add: Impairments and abandonments	23,105	52,899	57,077	158,612
Imported drywall remediation	2,500	-	12,150	-
Other expense (income)	-	-	941	(5,555)
Restructuring/other	1,451	5,430	3,561	7,859
Pre-tax income (loss) from operations	$2,863	$(18,185)	$(19,260)	$(54,208)

Net income (loss)	$6,996	$(75,360)	$(62,109)	$(245,448)
Income taxes	(31,189)	(1,154)	(30,880)	30,270
Interest expense net of interest income	1,757	2,196	7,295	10,002
Interest amortized to cost of sale	3,627	2,780	11,720	10,651
Depreciation and amortization	2,083	2,323	8,425	8,813
Non-cash charges	25,153	57,996	62,462	166,134
Adjusted EBITDA	$8,427	$(11,219)	$(3,087)	$(19,578)

Operating gross margin, pre-tax income (loss) from operations and EBITDA are non-GAAP financial measures. Management finds these measures to be a useful in evaluating the Company’s performance because it discloses the financial results generated from homes it actually delivered during the period, as the asset impairments and certain other write-offs relate, in part, to inventory that was not delivered during the period. They assist the Company’s management in making strategic decisions regarding the Company’s future operations. The Company believes investors will also find these to be important and useful because it discloses profitability measures that can be compared to a prior period without regard to the variability of asset impairments and certain unusual write-offs. In addition, to the extent that the Company’s competitors provide similar information, disclosure of these measures helps readers of the Company’s financial statements compare profits to its competitors with regard to the homes they deliver in the same period. In addition, because these measures are not calculated in accordance with GAAP, they may not be completely comparable to similarly titled measures of the Company’s competitors due to potential differences in methods of calculation and charges being excluded.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

NEW CONTRACTS
	Three months ended			Twelve months ended
	December 31,			December 31,
			%			%
Region	2009	2008	Change	2009	2008	Change

Midwest	258	185	39	1,334	911	46

Florida	58	56	4	406	430	(6)

Mid-Atlantic	132	98	35	753	538	40

Total	448	339	32	2,493	1,879	33

HOMES DELIVERED
	Three months ended			Twelve months ended
	December 31,			December 31,
			%			%
Region	2009	2008	Change	2009	2008	Change

Midwest	499	264	89	1,282	937	37

Florida	126	119	6	428	474	(10)

Mid-Atlantic	233	171	36	699	614	14

*Discontinued Operations	-	-	-	-	36	-

Consolidated Total	858	554	55	2,409	2,061	17

BACKLOG
	December 31, 2009			December 31, 2008
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price

Midwest	417	$101	$241,000	365	$ 84	$230,000

Florida	55	$ 12	$220,000	77	$ 20	$265,000

Mid-Atlantic	178	$ 64	$359,000	124	$ 35	$285,000

Total	650	$177	$272,000	566	$139	$247,000

* The Florida Region excludes the Company’s West Palm Beach Division, which is now classified as a Discontinued Operation.

 M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	Land Position Summary

	December 31, 2009			December 31, 2008

		Lots			Lots
	Lots	Under		Lots	Under
	Owned	Contract	Total	Owned	Contract	Total

Midwest region	4,285	1,104	5,389	5,234	521	5,755

Florida region	1,575	190	1,765	1,885	73	1,958

Mid-Atlantic region	1,335	825	2,160	1,678	332	2,010

Total	7,195	2,119	9,314	8,797	926	9,723